Exhibit 99.1
Arena Reports First Quarter Financial Results with Strong Cash Position and Continued Progress on Pipeline Over the Quarter
–Liquidity position at $1.1 billion as of March 31, 2021 to support continued pipeline progress
SAN DIEGO, Calif., May 5, 2021 - Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today provided a corporate update and reported financial results for the first quarter ended March 31, 2021.
"Over the quarter, we continued progress across our pipeline – we announced our temanogrel program in microvascular obstruction, the ELEVATE UC 52 Phase 3 study for etrasimod was fully enrolled, and we initiated additional etrasimod Phase 2 studies for eosinophilic esophagitis (VOYAGE) and ulcerative colitis (GLADIATOR UC)," said Amit D. Munshi, President and CEO of Arena. "We also recently published our second annual Environmental, Social, Governance (ESG) report to share our progress and commitment to building long-term value. Overall, our pipeline continues on track and we look forward to providing more updates throughout the year."

Program & Business Updates
•In April, during a late-breaking session at The American Academy of Dermatology Virtual Meeting, a sub-study from the Phase 2 ADVISE trial in atopic dermatitis that measured the impact of etrasimod on patient and clinician reported outcomes was presented
•In April, Arena published an update to the Environmental, Social, Governance (ESG) Report, available on Arena’s website
•In March, Arena announced topline results of the Phase 2 CAPTIVATE trial investigating olorinab in pain associated with irritable bowel syndrome (IBS). While the program missed the primary endpoint, a prespecified subset of moderate to severe patients showed statistically significant and clinically meaningful reduction in pain.
•In February, the first participant was dosed in the Phase 2b VOYAGE trial for etrasimod in eosinophilic esophagitis (EoE)
•In February, Garry Neil was named Chair, Board of Directors, and Nawal Ouzren named to the Board of Directors
•In January, etrasimod ELEVATE UC 52 Phase 3 trial in ulcerative colitis (UC) completed enrollment; both ELEVATE UC 52 and ELEVATE UC 12 Phase 3 trials on track for topline data in Q1 2022; we continue to monitor the impact of the COVID-19 resurgence on study progress for both UC 52 and UC 12
•In January at the JP Morgan Health Care Conference, Arena announced plans to commence a Phase 2a study of temanogrel in coronary microvascular obstruction (cMVO)

Financial Update
First Quarter 2021 Financial Results
•Revenues for the first quarter were nil compared to $0.3 million in the first quarter of 2020
•Research and development (R&D) expenses for the first quarter totaled $102.5 million compared to $78.5 million in the same period 2020. This increase was primarily driven by our advancing clinical studies, including the etrasimod Phase 3 program, as well as an increase in personnel expenses as we staff to support our clinical programs. The R&D non-cash, share-based compensation was $8.2 million in the first quarter as compared to $6.6 million in the same period 2020
•Selling, general and administrative (SG&A) expenses for the first quarter totaled $29.5 million, compared to $26.4 million in the first quarter of 2020. This increase was primarily driven by increased personnel expenses. The SG&A non-cash, share-based compensation was $8.8 million in the first quarter as compared to $8.6 million in the same period 2020
•Net loss for the first quarter was $118.4 million compared to net loss of $100.2 million for the same period in 2020
•Basic and diluted net loss per share for the first quarter was $1.98 compared to basic and diluted net loss per share of $2.00 for the same period in 2020
•Cash, cash equivalents and marketable securities were $1.1 billion at March 31, 2021 and December 31, 2020
Conference Call & Webcast Information
Arena will host a live and webcast question and answer session via conference call with the investment community today, Wednesday, May 5, 2021, at 4:30 PM ET, to discuss the financial results and corporate update.
When: Wednesday, May 5, 2021, at 4:30 PM ET
Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)
Conference ID: 4329177
Please join the conference call at least 20 minutes early to register. You can access the live webcast under the investor relations section of Arena’s website at: www.arenapharm.com. A replay of the event will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.
About Arena Pharmaceuticals
ARENA Pharmaceuticals is a team with a singular purpose – deliver important medicines to patients.
In a rapidly changing global market, we work with a sense of urgency every day to understand the needs of all our stakeholders, identify bold, sometimes disruptive, ideas to get medicines to patients, and relentlessly execute until it’s done.
ARENA - Care More. Act Differently.
Etrasimod, olorinab, and temanogrel are investigational compounds that are not approved for any use in any country.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “look forward to,” “on track for,” “plans,” and “will,” and include, without limitation, statements about the following: Arena’s clinical programs, including expectations regarding study progress, the timing of data readouts for ongoing and anticipated trials, expectations regarding the commencement of additional studies, plans to provide updates on programs and trials, and other statements under “Program Updates” above. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: topline data may not accurately reflect the complete results of a particular study or trial; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; the timing and outcome of research, development and regulatory review is uncertain, and Arena’s drug candidates may not advance in development or be approved for marketing; enrolling patients in Arena’s ongoing and intended clinical trials is competitive and challenging; the duration and severity of the coronavirus disease

(COVID-19) pandemic, including but not limited to the impact on Arena’s clinical operations, the operations of Arena’s suppliers, partners, collaborators, licensees, and capital markets, which in each case remains uncertain; risks related to developing and commercializing drugs; Arena will need additional funds to advance all of its programs; the impact of competition; risks related to unexpected or unfavorable new data; the risk that regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; satisfactory resolution of litigation or other disagreements with others; and risks related to the enforcement of Arena’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission (SEC), including but not limited to Arena’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 23, 2021. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contacts:
Patrick Malloy
Arena Pharmaceuticals, Inc.
Vice President, Investor Relations & Corporate Communications
pmalloy@arenapharm.com
847.987.4878

(Tables Follow)

Arena Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Royalty revenue	$—	$262
Total revenues	—	262
Operating Costs and Expenses:
Research and development	102,535	78,533
Selling, general and administrative	29,458	26,442
Total operating costs and expenses	131,993	104,975
Loss from operations	(131,993)	(104,713)
Interest and Other Income (Expense):
Interest income	690	4,946
Interest expense	(1,073)	(1,163)
Other income, net	90	723
Gain from Longboard equity method investment	13,869	—
Total interest and other income (expense), net	13,576	4,506
Net loss	$(118,417)	$(100,207)

Net loss per share, basic and diluted:	$(1.98)	$(2.00)

Shares used in calculating net loss per share, basic and diluted:	59,780	50,228

Arena Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(In thousands, except share data)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$432,978	$219,544
Short-term investments, available-for-sale	655,846	884,497
Prepaid expenses and other current assets	32,781	35,266
Total current assets	1,121,605	1,139,307
Land, property and equipment, net	21,129	22,090
Other non-current assets	41,202	29,323
Total assets	$1,183,936	$1,190,720
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$21,980	$35,351
Accrued clinical and preclinical study fees	20,969	18,325
Current portion of lease financing obligations	4,558	4,401
Total current liabilities	47,507	58,077
Other long-term liabilities	10,410	10,963
Lease financing obligations, less current portion	40,027	41,211
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value, 7,500,000 shares authorized, no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value, 147,000,000 shares authorized at March 31, 2021 and December 31, 2020; 60,619,144 and 58,611,210 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	6	6
Additional paid-in capital	2,711,930	2,587,494
Accumulated other comprehensive income	204	700
Accumulated deficit	(1,626,148)	(1,507,731)
Total stockholders' equity	1,085,992	1,080,469
Total liabilities and stockholders' equity	$1,183,936	$1,190,720